Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Bullfrog AI Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.00001 par value per share:	457(c) and 457(h)	900,000	(1)	$3.65	(3)	$3,285,000	$0.00011020	$363
Equity	Common stock, $0.00001 par value per share:	457(c) and 457(h)	346,607	(4)	3.65	(5)	$1,265,116	$0.00011020	$140
Total Offering Amounts							$4,550,116		$503
Total Fee Offsets									—
Net Fee Due									$503

(1)	Represents shares of common stock, $0.00001 par value per share (“Common Stock”), of Bullfrog AI Holdings, Inc. (the “Company”) reserved for issuance under the Company’s 2022 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the outstanding Common Stock.

(3)	Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on the Nasdaq Stock Market on June 28, 2023.

(4)

Represents the number of shares issued and issuable pursuant to the exercise of stock option and warrant awards (both vested and vesting in the future) that were made under the old equity incentive plan of the Company.

(5)	Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on the Nasdaq Stock Market on June 28, 2023.